EXHIBIT 10.4


  ASSIGNMENT AND ASSUMPTION AGREEMENT DATED AS OF MARCH 20, 1997
                BETWEEN THE TRUST AND THE COMPANY


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               ASSIGNMENT AND ASSUMPTION AGREEMENT


     This ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Agreement") is made as of the 20th day of March, 1997, by and between Delta Agricultural and Industrial Trust, a Mississippi workers' compensation self insurance trust (the "Trust") and Stoneville Insurance Company, a Mississippi corporation (the "Company").

     WHEREAS, the Board of Trustees of the Trust has approved and adopted that certain Plan of Reorganization and Conversion of the Trust (the "Plan") which provides that the Trust will transfer substantially all its assets to the Company in return for stock of the Company and that the Trust will thereupon immediately dissolve and distribute its assets (stock of the Company) to Former Members of the Trust (as defined in the Plan) all as described in the Plan; and

     WHEREAS, the Trust is a party to certain agreements and the holder of certain rights which it desires to transfer to the Company, and which the Company desires to obtain;

     1. Effective Date. This Agreement shall become effective as of the Effective Date of the Plan as defined therein (the
"Effective Date").

     2. Assumption of Specific Agreements. As of the Effective Date, the Trust hereby assigns, transfers, conveys and delivers to the Company all of its right, title and interest in and to the agreements listed on Exhibit A attached hereto (the "Specific Agreements") and the Company accepts the foregoing assignment and assumes and agrees to perform all of the duties and obligations of the Specific Agreements.

     3. Other Agreements. As of the Effective Date, the Trust hereby offers to transfer to the Company all of its right, title and interest in and to all agreements other than the Specific
Agreements, and the Company, at its option, may assume such agreements by providing written consent on an agreement-by-agreement basis.

     4. Assignment of Causes of Action. As of the Effective Date, the Trust hereby assigns to the Company, and the Company hereby accepts, all rights of the Trust as a plaintiff in any cause of action, claim, suit, proceeding, or arbitration, including but not limited to those involving Bear, Stearns Securities Corp., Axiom Capital Management, Inc., and/or persons employed by or affiliated therewith.

     5. No Assumption of Other Liability. Other than the assumption of certain agreements and rights of the Trust as specifically set forth herein, the Company assumes no liabilities of the Trust, including but not limited to liabilities arising out of workers' compensation insurance issued by the Trust, or any claims, assessments, or proceedings arising thereunder.

     6. Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other party.

     7. Amendment. This Agreement may be amended only by an instrument in writing duly executed by each of the parties hereto.

     8. Further Assurances. Consistent with the terms and conditions hereof, each party hereto will execute and deliver such instruments, certificates and other documents and take such other action as any other party hereto may reasonably require in order to carry out this Agreement and the transactions contemplated hereby.

     9. Governing Law. This Agreement shall be governed by the laws of the State of Mississippi as to all matters, including, but not limited to, matters of validity, construction, effect and performance.

     10. Waiver. Any waiver by any party hereto of any breach of, or failure to comply with, any provision of this Agreement by any other party hereto shall not be construed as, or constitute, a continuing waiver of such provision, or a waiver of any other breach of, or failure to comply with, any other provision of this Agreement.

     11. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

     12. Entire Agreement. This Agreement constitutes the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior arrangements or understandings with respect thereto; and there are no restrictions, agreements, promises, representations, warranties, covenants or undertakings other than those expressly set forth herein or therein.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officers as of the day and year first above written.

TRUST:                        COMPANY:

DELTA AGRICULTURAL AND        STONEVILLE INSURANCE COMPANY
INDUSTRIAL TRUST


By:                           By:
  Name:                         Name:
  Title:                        Title:


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                            Exhibit A

               List of Specific Agreements Assumed


     1. Insurance Placement Agreement dated as of June 10, 1996 between Delta Agricultural and Industrial Trust, TIG Insurance
Company, and TIG Reinsurance Company

     2. Service Agreement for Administration of a Workers' Compensation Self Insurance Program dated as of August 1, 1991 between Delta Agricultural and Industrial Trust and Sedgwick James of Mississippi, Inc. as amended by the Extension of Service Agreement for an Additional Period dated May 31, 1995, as amended by that Continuation of Service Agreement dated May 9, 1996

     3. Representation Agreement dated as of July 1, 1996 between Delta Agricultural and Industrial Trust and Mississippi
Risk Management, Inc.

     4.   Agreement between Delta Agricultural and Industrial
Trust and Delta Administration, Inc. regarding administration
(oral)

     5.   Assumption Reinsurance Agreement between Delta
Agricultural and Industrial Trust, Continental Insurance Company, and Stoneville Insurance Company